EXHIBIT 10.1

Execution

AMENDMENT NO. 1 TO FACILITY AGREEMENT

THIS AMENDMENT NO. 1 TO FACILITY AGREEMENT (this “Amendment”), dated as of June 12, 2020, is entered into by and among TECHNIPFMC PLC (the “Company”), TECHNIP EUROCASH SNC (“Technip Eurocash”), FMC TECHNOLOGIES, INC. (“FMC Technologies” and together with the Company and Technip Eurocash, the “Borrowers”), the Lenders (as defined below) party hereto and JPMORGAN CHASE BANK, N.A., as agent of the Finance Parties (in such capacity, the “Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Facility Agreement referenced below.

W I T N E S S E T H

WHEREAS, the Borrowers, the Agent, the financial institutions party thereto from time to time as lenders (each, a “Lender”) and the other parties thereto from time to time are parties to that certain Facility Agreement, dated as of January 12, 2017 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Facility Agreement”; and the Existing Facility Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including as amended by this Amendment, the “Facility Agreement”);

WHEREAS, the Borrowers have requested that the Agent and the Lenders agree to amend certain provisions of the Facility Agreement; and

WHEREAS, the Lenders party hereto, constituting the Majority Lenders, have agreed to amend the Existing Facility Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.           Amendments to Facility Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the parties hereto agree to the following amendments to the Facility Agreement:

(a)          Section 1 of the Facility Agreement is amended by adding a new Clause 1.5 as follows:

1.5         Divisions

For all purposes under the Finance Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any person becomes the asset, right, obligation or liability of a different person, then it shall be deemed to have been transferred from the original person to the subsequent person, and (b) if any new person comes into existence, such new person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its equity interests at such time.

(b)          The following new defined terms shall be added to Clause 1.1 of the Facility Agreement in the appropriate alphabetical order:

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a)
in relation to an EEA Member Country that has implemented, or that at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)
in relation to any state other than such an EEA Member Country or (to the extent that the United Kingdom is not such an EEA Member Country) the United Kingdom, any analogous law or regulation from time to time that requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Replacement Benchmark” means a benchmark rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Screen Rate by:

(i)	the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (ii) above;

(b)
in the opinion of the Agent (acting on the instructions of the Majority Lenders) and the Company, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or

(c)	in the opinion of the Agent (acting on the instructions of the Majority Lenders) and the Company, an appropriate successor to a Screen Rate.

“Residual Specified Impairment Charges” means, for any financial quarter:

(a) $3,188,000,000, minus

(b) any increase in the goodwill of the Company (as compared to the goodwill of the Company at 31 March 2020 as reflected in the financial statements of the Company for such financial quarter delivered to the Agent pursuant to Clause 25.1 (Financial statements));

provided that (x) if the calculation of Residual Specified Impairment Charges for any financial quarter is negative, the amount of Residual Specified Impairment Charges for such financial quarter shall be deemed to be zero and (y) if, for any financial quarter, Residual Specified Impairment Charges are equal to (or deemed to be) zero, Residual Specified Impairment Charges shall be deemed to be zero for each financial quarter ending after such financial quarter.

 “Resolution Authority” means any body that has authority to exercise any Write-down and Conversion Powers.

“Screen Rate Replacement Event” means, in relation to a Screen Rate:

(a)	the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Agent (acting on the instruction of the Majority Lenders) and the Company, materially changed;

(b)

(i)

(A)	the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)
information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body that reasonably confirms that the administrator of that Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate;

(ii)
the administrator of that Screen Rate publicly announces that it has ceased or will cease, to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate;

(iii)	the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued; or

(iv)	the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used; or

(c)
in the opinion of both the Agent (acting on the instruction of the Majority Lenders) and the Company, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

“Specified Impairment Charges” means the goodwill impairment charges recorded by the Company during the financial quarter ended 31 March 2020 in an amount equal to $3,188,000,000, as reflected on the unaudited consolidated interim financial statements of the Company delivered to the Agent pursuant to Clause 25.1(c) (Financial statements) and described in Note 17 to such financial statements.

“Subject Ordinance” has the meaning given to that term in Section 14.

“Technip Eurocash Short Term Indebtedness” means unsecured Indebtedness of Technip Eurocash consisting of (i) commercial paper or (ii) Indebtedness under any liquidity backstop facility incurred to refinance maturing commercial paper issued by Technip Eurocash, in each case to the extent due and payable by its terms within one (1) calendar year of the incurrence thereof.

 “UK Bail-In Legislation” means (to the extent that the United Kingdom is not an EEA Member Country that has implemented, or implements, Article 55 BRRD) Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Write-down and Conversion Powers” means:

(a)
in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to any other applicable Bail-In Legislation:

(i)
any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation; and

(c)	in relation to any UK Bail-In Legislation:

(i)
any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	similar or analogous powers under that UK Bail-In Legislation.

(c)          Clause 26.1 of the Facility Agreement is hereby amended by adding a new paragraph (c) as follows:

(c)
Notwithstanding anything to the contrary herein, solely for purposes of calculating compliance with Clause 26.1 (and not for the purposes of (i) calculating Consolidated Net Worth under Clause 27.4 or Clause 27.5(q), (ii) measuring pro forma compliance with Clause 26.1 pursuant to Clauses 27.6(b), 27.6(c), 27.6(d) or 27.6(e) or (iii) for any other purpose hereunder), (1) Consolidated Net Worth at the end of the financial quarter ending on 30 June 2020 (as a component of Total Capitalisation) shall be increased by the amount of the Specified Impairment Charges and (2) Consolidated Net Worth at the end of each financial quarter ending thereafter (as a component of Total Capitalisation) shall be increased by the amount of the Residual Specified Impairment Charges for such financial quarter (if any).

(d)          Clause 27.4 of the Facility Agreement is hereby amended and restated in its entirety as follows:

The Obligors will not, and will not permit any Restricted Subsidiary to, permit the sum (without duplication) of (a) the aggregate principal amount of all Indebtedness of the Company and its Restricted Subsidiaries which is secured by a Lien permitted under Clause 27.5(q) (Negative pledge), plus (b) the aggregate principal amount of all unsecured Indebtedness of the Restricted Subsidiaries that are not Specified Obligors (other than (i) Indebtedness owing by a Restricted Subsidiary to the Company or any other Restricted Subsidiary and (ii) any Technip Eurocash Short Term Indebtedness, not to exceed $1,500,000,000 in the aggregate), plus (c) the aggregate principal amount of all Indebtedness consisting of unpaid reimbursement obligations owing by the Obligors in respect of letters of credit (including Letters of Credit) or similar instruments (other than undrawn amounts under such instruments), to exceed in the aggregate 20% of Consolidated Net Worth.

(e)          Clause 40.5 of the Facility Agreement is hereby amended and restated in its entirety as follows:

Subject to Clause 40.4 (Other Exceptions), if a Screen Rate Replacement Event has occurred in relation to any Screen Rate for a currency that can be selected for a Loan, any amendment or waiver that relates to:

(a)	providing for the use of a Replacement Benchmark in relation to that currency in place of the affected Screen Rate (including without limitation);

(b)	aligning any provision of any Finance Document to the use of that Replacement Benchmark;

(c)
enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

(d)	implementing market conventions applicable to that Replacement Benchmark;

(e)	providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or

(f)
adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Company.

(f)           A new Section 13 of the Facility Agreement shall be added as follows:

SECTION 13
CONTRACTUAL RECOGNITION OF BAIL-IN

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

(g)          A new Section 14 of the Facility Agreement shall be added as follows:

SECTION 14
WAIVER OF ORDINANCE N° 2020-306

To the extent they can legally do so and so far these provisions would become applicable to this Agreement, the parties hereto expressly agree to waive the application of, and any remedies under, the provisions of French Ordinance n° 2020-306 of 25 March 2020 (as supplemented by Ordinance n° 2020-427 of 15 April 2020, and as may be further supplemented from time to time) (the “Subject Ordinance”) suspending the legal effect of any penalty clause, termination clause or suspension of right clause during the COVID-19 sanitary period (including any extension thereof), pursuant to Article 4 of the Subject Ordinance.

Section 2.            Conditions of Effectiveness. This Amendment shall become effective on the date (the “Amendment No. 1 Effective Date”) on which each of the following conditions is satisfied (or waived in accordance with Clause 40 of the Facility Agreement):

(a)          The Agent shall have received counterparts to this Amendment, duly executed by each Borrower and Lenders constituting the Majority Lenders.

(b)         The Borrowers shall have paid, to the extent invoiced prior to the Amendment No. 1 Effective Date, all out-of-pocket expenses required to be reimbursed or paid by the Borrowers pursuant to the Facility Amendment or any other Finance Document (including, without limitation, the fees and expenses of Sidley Austin LLP, counsel to the Agent).

(c)          The Agent shall have received all fees required to be paid pursuant to that certain Fee Letter, dated as of the date hereof, by and among the Borrowers and the Agent.

(d)          No Default or Event of Default shall have occurred and be continuing.

(e)          The representations and warranties contained in Section 3 hereof shall be true and correct.

Section 3.            Representations and Warranties of Borrowers. Each Borrower hereby represents and warrants as follows:

(a)          Immediately prior to and after giving effect to this Amendment, no Default shall have occurred and be continuing.

(b)         Each Borrower has the power to enter into, deliver and perform, and has taken all necessary action to authorise the entry into and performance of, this Amendment and the transactions contemplated by this Amendment.

(c)         The Repeating Representations are true in all material respects (or, if any Repeating Representation is qualified by materiality or Material Adverse Effect, in all respects) or, if any of the Repeating Representations specifically refers to an earlier date, such Repeating Representations are true in all material respects (or, if any Repeating Representation is qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date.

Section 4.            Effect on Facility Agreement; Ratification.

(a)          Upon the effectiveness of this Amendment, each reference in the Finance Documents to the “Agreement” or the “Facility Agreement” shall mean and be a reference to the Facility Agreement, as amended and modified hereby.

(b)         Except as specifically amended and modified above, the Facility Agreement, the other Finance Documents, and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

(c)         The execution, delivery and effectiveness of this Amendment shall, except as expressly provided herein, neither operate as a waiver of any right, power or remedy of the Agent or any Lender, nor constitute a waiver of any provision of the Facility Agreement, any other Finance Document or any other documents, instruments and agreements executed and/or delivered in connection therewith.

Section 5.            Governing Law. This Amendment and any non-contractual obligations arising out of or in connection with it are governed by English law.

Section 6.            Construction. Section headings are for ease of reference only. If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect under any law the validity, legality or enforceability of the remaining provisions shall not be affected or impaired in any way.

Section 7.            No Novation. Each of the parties to this Amendment confirms that the amendment of the Facility Agreement pursuant to this Amendment shall not constitute a novation of the Facility Agreement.

Section 8.            Further Assurance.  Each Borrower shall, at the request of the Agent and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Amendment.

Section 9.           Counterparts. This Amendment may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 10.          Miscellaneous.

(a)
This Amendment (a) may be modified or amended only in accordance with the Facility Agreement and (b) shall constitute a Finance Document for all purposes of the Facility Agreement and the other Finance Documents.

(b)
The provisions of clauses 1.2 (Construction), 1.4 (Third party rights)  36 (Notices), clause 38 (Partial Invalidity) clause 39 (Remedies and Waivers) and clause 47 (Enforcement) of the Facility Agreement shall be incorporated into this Amendment as if set out in full in this Amendment and as if references in those clauses to “this Agreement” or “the Finance Documents” are references to this Amendment.

[Signature pages follow.]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

TECHNIPFMC PLC, as a Borrower

By:	/s/ Maryann T. Mannen
	Name:	Maryann T. Mannen
	Title:	Executive Vice President and Chief Financial Officer

FMC TECHNOLOGIES, INC., as a Borrower

By:	/s/ Maryann T. Mannen
	Name:	Maryann T. Mannen
	Title:	Executive Vice President and Chief Financial Officer

TECHNIP EUROCASH SNC, as a Borrower

By:	/s/ Agnès Brault
	Name:	Agnès Brault
	Title:	Authorized Signatory

Signature Page to
Amendment No. 1 to Facility Agreement

JPMORGAN CHASE BANK, N.A., as Agent and a Lender

By:	/s/ Anson Williams
	Name:	Anson Williams
	Title:	Authorized Signatory

Signature Page to
Amendment No. 1 to Facility Agreement

SOCIÉTÉ GÉNÉRALE, as a Lender

By:	/s/ John Hogan
	Name:	John Hogan
	Title:	Director

Signature Page to
Amendment No. 1 to Facility Agreement

Bank of America, N.A., as a Lender

By:	/s/ Raza Jafferi
	Name:	Raza Jafferi
	Title:	Director

Signature Page to
Amendment No. 1 to Facility Agreement

BNPP, as a Lender

By:	/s/ Thomas Taffin de Tilques
	Name:	Thomas Taffin de Tilques
	Title:	Director Corporate Coverage

By:	/s/ Benjamin Binetter
	Name:	Benjamin Binetter
	Title:	Managing Director IG Finance

Signature Page to
Amendment No. 1 to Facility Agreement

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Nicolas Penhouet
	Name:	Nicolas Penhouet
	Title:	DOD Managing Director

By:	/s/ Jérôme Bernard
	Name:	Jérôme Bernard
	Title:	Senior Banker

Signature Page to
Amendment No. 1 to Facility Agreement

Sumitomo Mitsui Banking Corporation Europe Limited, Paris Branch, as a Lender

By:	/s/ Benoit Buret
	Name:	Benoit Duret
	Title:	Head of French Corporates

By:	/s/ Sebastien Valy
	Name:	Sebastien Valy
	Title:	Head of Credit

Signature Page to
Amendment No. 1 to Facility Agreement

MUFG Bank, Ltd., as a Lender

By:	/s/ Koichi Fujisawa
	Name:	Koichi Fujisawa
	Title:	General Manager

Signature Page to
Amendment No. 1 to Facility Agreement

Wells Fargo Bank International UC, as a Lender

By:	/s/ Oisín Kelly
	Name:	Oisín Kelly
	Title:	Managing Director, Corporate Banking

Signature Page to
Amendment No. 1 to Facility Agreement

Barclays Bank PLC, as a Lender

By:	/s/ Grischa Wenzeler
	Name:	Grischa Wenzeler
	Title:	Vice President

Signature Page to
Amendment No. 1 to Facility Agreement

CITIBANK EUROPE PLC, as a Lender

By:	/s/ Andrew Mason
	Name:	Andrew Mason
	Title:	Director

Signature Page to
Amendment No. 1 to Facility Agreement

Deutsche Bank Luxembourg S.A., as a Lender

By:	/s/ Sina Jabbar	Franz-Josef Ewerhardy
	Name: Sina Jabbar	Franz-Josef Ewerhardy
Title:

Signature Page to
Amendment No. 1 to Facility Agreement

HSBC France, as a Lender

By:	/s/ Nicolas Symphorien	Alexis Derly
	Name: Nicolas Symphorien	Alexis Derly
	Title: Director	Director

Signature Page to
Amendment No. 1 to Facility Agreement

Skandinaviska Enskilda Banken AB (publ), as a Lender

By:	/s/ Micael Ljunggren	Mikael Bellander
	Name: Micael Ljunggren	Mikael Bellander
Title:

Signature Page to
Amendment No. 1 to Facility Agreement

Standard Chartered Bank, as a Lender

By:	/s/ S. Derrick
	Name:	S. Derrick
	Title:	Managing Director

Signature Page to
Amendment No. 1 to Facility Agreement

Banco Santander, S.A., as a Lender

By:	/s/ Isabel Pastor / Jean-Baptiste Cottus
Name: Isabel Pastor / Jean-Baptiste Cottus
Title: Vice President / Executive Director

Signature Page to
Amendment No. 1 to Facility Agreement

The Northern Trust Company, as a Lender

By:	/s/ Keith L. Burson
	Name:	Keith L. Burson
	Title:	Senior Vice President

Signature Page to
Amendment No. 1 to Facility Agreement